Exhibit 10.7.2

TO WHOM IT MAY CONCERN:


I, Paul R. Johnson, hereby assign to Link Express Delivery Solutions, Inc. ("Link Express") the 2,580,645 shares (the "Shares") of common stock of eTravelServe.com, Inc., a Nevada corporation fka Revenge Marine, Inc. ("eTravel") to which I am entitled pursuant to the exercise by eTravel of its option to purchase from me 666,667 shares of Link Express common stock, as granted by me to eTravel in an option dated October 15, 1999.

The Shares are being contributed by me to Link Express as additional paid in capital, attributable to the Link Express common stock which I continue to hold.

/s/ Paul R. Johnson
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Paul R. Johnson

January 24, 2000



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